Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores Reports Second Quarter Earnings and
Declares Quarterly Cash Dividend

HOUSTON, TX, August 18, 2016 - Stage Stores, Inc. (NYSE: SSI) today reported financial results for the second quarter ended July 30, 2016 and affirmed guidance for the fiscal year.

“Our second quarter results were hurt by a challenging retail environment and continued regional pressure from depressed oil prices and the weak peso. That said, we are pleased with our flat merchandise margins, rigorous expense controls, and strong inventory management,” said Michael Glazer, President and Chief Executive Officer. “While we anticipate the macro headwinds will continue, we expect the impact on our business to lessen as we anniversary the sluggish business that started late in the third quarter of last year. We are intensely focused on generating positive cash flow and continue to manage our business for the long term by investing in our stores, growing our omnichannel business, and delivering value to our shareholders through our dividend.”

The Company announced that its Board of Directors has declared a quarterly cash dividend of 15 cents per share on the Company’s common stock, payable on September 14, 2016 to shareholders of record at the close of business on August 30, 2016.

Second Quarter Reported Results
For the second quarter, comparable sales decreased 9.8%. Total sales decreased 11.2% to $338.4 million, as compared to $380.9 million in the prior year. Net income was $0.04 million, or $0.00 per diluted share, versus $0.05 per diluted share for the prior year.

On an adjusted basis, net income was $0.8 million, or $0.03 per diluted share versus $0.22 per diluted share in the prior year. Adjusted second quarter results excluded charges related to severance associated with workforce reductions and strategic store closures of approximately $0.8 million, or $0.03 per diluted share.

2016 Guidance
The Company affirmed its fiscal year guidance of comparable sales of -6% to -4% and adjusted earnings per diluted share of $0.20 to $0.40. Weighted average diluted shares for the year are expected to be 28.2 million.

Capital expenditures in 2016, net of construction allowances from landlords, are expected to be approximately $65 million, compared to $87 million in 2015.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its second quarter results. Interested parties may participate in the Company’s conference call by dialing 844-368-2238. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of the Company’s website (www.stagestoresinc.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, September 2, 2016.

About Stage Stores
Stage Stores, Inc. operates 821 specialty department stores in 38 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	July 30, 2016		August 1, 2015
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$338,385	100.0%	$380,916	100.0%
Cost of sales and related buying, occupancy and distribution expenses	252,815	74.7%	282,461	74.2%
Gross profit	85,570	25.3%	98,455	25.8%
Selling, general and administrative expenses	85,368	25.2%	95,212	25.0%
Interest expense	1,192	0.4%	673	0.2%
Income (loss) before income tax	(990)	(0.3)%	2,570	0.7%
Income tax expense (benefit)	(1,031)	(0.3)%	955	0.3%
Net income	$41	—%	$1,615	0.4%

Basic earnings per share data:
Basic earnings per share	$—		$0.05
Basic weighted average shares outstanding	27,111		31,982

Diluted earnings per share data:
Diluted earnings per share	$—		$0.05
Diluted weighted average shares outstanding	27,175		32,013

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended
	July 30, 2016		August 1, 2015
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$671,135	100.0%	$750,229	100.0%
Cost of sales and related buying, occupancy and distribution expenses	518,578	77.3%	570,845	76.1%
Gross profit	152,557	22.7%	179,384	23.9%
Selling, general and administrative expenses	175,512	26.2%	189,687	25.3%
Interest expense	2,221	0.3%	1,252	0.2%
Loss before income tax	(25,176)	(3.8)%	(11,555)	(1.5)%
Income tax benefit	(9,757)	(1.5)%	(4,533)	(0.6)%
Net loss	$(15,419)	(2.3)%	$(7,022)	(0.9)%

Basic loss per share data:
Basic loss per share	$(0.57)		$(0.22)
Basic weighted average shares outstanding	27,021		31,866

Diluted loss per share data:
Diluted loss per share	$(0.57)		$(0.22)
Diluted weighted average shares outstanding	27,021		31,866

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	July 30, 2016	January 30, 2016
ASSETS
Cash and cash equivalents	$20,878	$16,487
Merchandise inventories, net	461,117	435,996
Prepaid expenses and other current assets	50,026	48,279
Total current assets	532,021	500,762

Property, equipment and leasehold improvements, net	324,144	311,717
Intangible assets	15,235	15,235
Other non-current assets, net	23,337	20,385
Total assets	$894,737	$848,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$117,741	$84,019
Accrued expenses and other current liabilities	69,215	71,863
Total current liabilities	186,956	155,882

Long-term debt obligations	199,838	162,876
Other long-term liabilities	98,939	99,588
Total liabilities	485,733	418,346

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 32,325 and 32,030 shares issued, respectively	323	320
Additional paid-in capital	408,952	406,034
Treasury stock, at cost, 5,175 shares, respectively	(43,276)	(43,068)
Accumulated other comprehensive loss	(6,075)	(6,353)
Retained earnings	49,080	72,820
Total stockholders' equity	409,004	429,753
Total liabilities and stockholders' equity	$894,737	$848,099

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	July 30, 2016	August 1, 2015
Cash flows from operating activities:
Net loss	$(15,419)	$(7,022)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and impairment of long-lived assets	36,508	41,338
Loss on retirements of property, equipment and leasehold improvements	124	503
Deferred income taxes	(1,404)	(231)
Tax (deficiency) benefit from stock-based compensation	(3,230)	601
Stock-based compensation expense	6,552	5,929
Amortization of debt issuance costs	109	109
Excess tax benefits from stock-based compensation	—	(944)
Deferred compensation obligation	208	129
Amortization of employee benefit related costs	448	387
Construction allowances from landlords	6,290	1,616
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(25,121)	(48,764)
Increase in other assets	(9,415)	(6,529)
Increase in accounts payable and other liabilities	34,069	25,983
Net cash provided by operating activities	29,719	13,105

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(57,677)	(35,572)
Proceeds from disposal of assets	1,047	32
Net cash used in investing activities	(56,630)	(35,540)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	253,095	234,347
Payments of revolving credit facility borrowings	(215,700)	(192,484)
Proceeds from long-term debt obligation	5,830	—
Payments of long-term debt obligations	(2,785)	(1,222)
Payments for stock related compensation	(817)	(3,629)
Proceeds from issuance of stock awards	—	543
Excess tax benefits from stock-based compensation	—	944
Cash dividends paid	(8,321)	(9,036)
Net cash provided by financing activities	31,302	29,463
Net increase in cash and cash equivalents	4,391	7,028

Cash and cash equivalents:
Beginning of period	16,487	17,165
End of period	$20,878	$24,193

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015
Net income (loss) (GAAP)	$41	$1,615	$(15,419)	$(7,022)
Consolidation of corporate headquarters, net of tax of $3, $239, $43 and $239, respectively	(3)	389	67	389
Severance charges associated with workforce reduction, net of tax of $308, respectively	486	—	486	—
Strategic store closures and other initiatives, net of tax of $211, $3,068, $369 and $3,293, respectively	302	4,990	582	5,358
Adjusted net income (loss) (non-GAAP)	$826	$6,994	$(14,284)	$(1,275)

Diluted earnings (loss) per share (GAAP)	$—	$0.05	$(0.57)	$(0.22)
Consolidation of corporate headquarters	—	0.01	—	0.01
Severance charges associated with workforce reduction	0.02	—	0.02	—
Strategic store closures and other initiatives	0.01	0.16	0.02	0.17
Adjusted diluted earnings (loss) per share (non-GAAP)	$0.03	$0.22	$(0.53)	$(0.04)

	Three Months Ended
	July 30, 2016		August 1, 2015
	Amount	% to Sales (a)	Amount	% to Sales (a)
Gross profit (GAAP)	$85,570	25.3%	$98,455	25.8%
Strategic store closures	231	—%	8,058	2.1%
Adjusted gross profit (non-GAAP)	$85,801	25.4%	$106,513	28.0%

Selling, general and administrative expenses (GAAP)	$85,368	25.2%	$95,212	25.0%
Consolidation of corporate headquarters	—	—%	(628)	(0.2)%
Severance charges associated with workforce reduction	(794)	(0.2)%	—	—%
Strategic store closures	(282)	(0.1)%	—	—%
Adjusted selling, general and administrative expenses (non-GAAP)	$84,292	24.9%	$94,584	24.8%

(a) Percentages may not foot due to rounding.

	2016 Guidance Range
	Low		High
Diluted earnings per share (GAAP)	$0.15	-	$0.35
Consolidation of corporate headquarters, severance charges associated with workforce reduction and strategic store closures	0.05	-	0.05
Adjusted diluted earnings per share (non-GAAP)	$0.20	-	$0.40